UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

Quest Software, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Polaris Way

Aliso Viejo, California 92656

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (949) 754-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Agreement and Plan of Merger

On June 19, 2012, Quest Software, Inc., a Delaware corporation (“Quest” or the “Company”), entered into an Amendment No. 1 (the “Merger Agreement Amendment”) to that certain Agreement and Plan of Merger, dated March 8, 2012 (the “Merger Agreement”), by and among the Company, Expedition Holding Company, Inc., a Delaware corporation (“Parent”), and Expedition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement, as amended by the Merger Agreement Amendment, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds affiliated with Insight Venture Management, LLC, a Delaware limited liability company (“Insight”).

Under the Merger Agreement Amendment, among other changes (i) Vector Capital IV, L.P., a Delaware limited partnership (“Vector”), was added as a member of the buyout group and has committed to purchase an equity interest in Parent in connection with the transaction, (ii) the Merger Consideration (as defined in the Merger Agreement) payable in cash upon conversion of the common stock of Quest, par value $0.001, was increased from $23.00 per share to $25.75 per share, (iii) the amount of the Termination Fee (as defined in the Merger Agreement) payable by the Company under certain circumstances was increased from $6,300,000 to $25,000,000, (iv) the maximum amount of Parent Expenses (as defined in the Merger Agreement) payable by the Company under certain circumstances was increased from $7,000,000 to $12,000,000, and (v) the Outside Date (as defined in the Merger Agreement) was extended from September 8, 2012 to October 8, 2012.

Other than as expressly modified pursuant to the Merger Agreement Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on March 9, 2012, remains in full force and effect as originally executed on March 8, 2012. The preceding summary is qualified in its entirety by reference to the Merger Agreement Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Rollover Letter

Vincent C. Smith, Chairman and Chief Executive Officer of Quest, and the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1, and the Teach A Man to Fish Foundation (collectively, the “Rollover Investors”) entered into a commitment letter (the “Rollover Letter”) with Parent pursuant to which the Rollover Investors will contribute, prior to the closing and subject to the terms and conditions therein, at least 84% of their shares of common stock, stock options and restricted stock units of Quest to Parent in exchange for equity interests in Parent. Quest is not a party to the Rollover Letter. The Rollover Letter supersedes in its entirety that certain rollover letter by and among Mr. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and Parent, dated as of March 8, 2012, a form of which was filed as Exhibit A to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on March 9, 2012. The Rollover Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Limited Guaranty

The Rollover Investors and funds affiliated with Insight and Vector have delivered to Quest a limited guaranty with respect to their respective specified percentage of Parent’s obligation to pay any Parent Termination Fee (as defined in the Merger Agreement), Damages Remedy (as defined in the Merger Agreement) and certain expenses of Quest, as applicable, due pursuant to the Merger Agreement, as amended by the Merger Agreement Amendment, (the “Guaranty”). The Guaranty supersedes in its entirety that certain limited guaranty by and among Mr. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1, the funds affiliated with Insight named therein and the Company, dated as of March 8, 2012, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by the Company on March 9, 2012. The Guaranty is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Commitment Letters

To support its and Merger Sub’s obligations under the Merger Agreement, as amended by the Merger Agreement Amendment, Parent has obtained equity financing commitments in an amount of $187 million from funds affiliated with Insight and $187 million from funds affiliated with Vector, as well as approximately $1.2 billion of debt financing commitments from J.P. Morgan Chase Bank N.A., RBC Capital Markets and Barclays Capital. Quest is not a party to any of these commitment letters. The equity and debt financing commitment letters referenced herein supersede in their entirety those certain equity and debt financing commitment letters entered into on March 8, 2012 in connection with the Merger Agreement.

Amendment No. 1 to Voting Agreement

Concurrently with the execution of the Merger Agreement Amendment and in their capacities as stockholders of the Company, the Rollover Investors have entered into an Amendment No. 1 to Voting Agreement (the “Voting Agreement Amendment”) to that certain Voting Agreement, dated March 8, 2012, by and among the Company, Mr. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2 and the Vincent C. Smith Annuity Trust 2011-1 (the “Voting Agreement”). Pursuant to the Voting Agreement, as amended by the Voting Agreement Amendment, the Rollover Investors have agreed to, among other things, vote their shares in favor of the approval of the Merger Agreement and other proposals necessary to consummate the Merger unless such Voting Agreement is terminated pursuant to its terms.

Other than as expressly modified pursuant to the Voting Agreement Amendment, the Voting Agreement, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC by the Company on March 9, 2012, remains in full force and effect as originally executed on March 8, 2012. The Voting Agreement Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Press Release

On June 19, 2012, Quest issued a press release. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 19, 2012, by and among Expedition Holding Company, Inc., Expedition Merger Sub, Inc. and Quest Software, Inc.

10.1	Letter Agreement, dated as of June 19, 2012, by Expedition Holding Company, Inc., Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man to Fish Foundation.

10.2	Limited Guaranty, dated as of June 19, 2012, by Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Partners Coinvestment Fund II, L.P., Vector Capital IV, L.P., Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man to Fish Foundation in favor of Quest Software, Inc.

10.3	Amendment No. 1 to Voting Agreement, dated as of June 19, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man to Fish Foundation and Quest Software, Inc.

99.1	Press Release issued by Quest Software, Inc. on June 19, 2012

Additional Information and Where to Find It

The Company has filed with the SEC a preliminary proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate web site at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein has been included in the preliminary proxy statement described above and will be included in the definitive proxy statement to be filed with the SEC. Additional information regarding these directors and executive officers is included in Quest’s amended Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2012.

Forward-Looking Statements

This filing may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quest Software, Inc.
Date: June 20, 2012	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 19, 2012, by and among Expedition Holding Company, Inc., Expedition Merger Sub, Inc. and Quest Software, Inc.

10.1	Letter Agreement, dated as of June 19, 2012, by Expedition Holding Company, Inc., Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man to Fish Foundation.

10.2	Limited Guaranty, dated as of June 19, 2012, by Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Partners Coinvestment Fund II, L.P., Vector Capital IV, L.P., Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man to Fish Foundation in favor of Quest Software, Inc.

10.3	Amendment No. 1 to Voting Agreement, dated as of June 19, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man to Fish Foundation and Quest Software, Inc.

99.1	Press Release issued by Quest Software, Inc. on June 19, 2012